                                                             EXHIBIT 99.23(h)(2)


                            FUND ACCOUNTING AGREEMENT


         AGREEMENT made as of this 1st day of December, 1999, by and between THE KENT FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and OLD KENT SECURITIES CORPORATION ("Fund Accountant"), a corporation organized under the laws of the State of Michigan, and having its principal place of business at 111 Lyon Street NW, Grand Rapids, Michigan 49503.

         WHEREAS, the Trust desires that Fund Accountant perform certain fund accounting services for each investment portfolio of the Trust currently in existence or hereafter created (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, Fund Accountant is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       Services as Fund Accountant.

                           Subject to the supervision, direction and control of
                  the Trust's Board of Trustees, Fund Accountant shall provide the services set forth below in accordance with the service standards set forth in Schedule A attached hereto and made a part hereof. In performing its duties as Fund Accountant under this Agreement, Fund Accountant will act in conformity with the Trust's Declaration of Trust, By-Laws, Prospectuses and Statements of Additional Information as in effect from time to time and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act") and all other applicable federal and state laws and regulations.

                  (a) Performance of Daily Accounting Services. Fund Accountant shall perform the following accounting services daily for each Fund:

                           (i) Calculate the net asset value per share in accordance with the Fund's Prospectus and Statement of Additional Information utilizing prices obtained from the sources described in subsection 1(a)(ii) below;

                           (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from such other appropriate sources in accordance with the Trust's Pricing Procedures, as approved by the Trust's Board of Trustees;

                           (iii) Verify and reconcile with the Funds' custodian all daily trade activity;

                           (iv) Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

                           (v) Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

                           (vi) Report to the Trust the daily market pricing of securities in any Money Market Funds, with the comparison to the amortized cost basis;

                           (vii) Determine appreciation and depreciation on securities held in variable net asset value Funds;

                           (viii) Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;

                           (ix) Update fund accounting system to reflect rate changes, as received from a Fund's investment adviser, on variable interest rate instruments;

                           (x)      Post Fund transactions to appropriate
                                    categories;

                           (xi) Accrue expenses of each Fund according to instructions received from the Trust's Administrator;

                           (xii) Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

                           (xiii) Provide accounting reports in connection with the Trust's regular annual audit and other audits and examinations by regulatory agencies; and

                           (xiv) Provide such periodic reports as the parties shall agree upon.

                  (b)      Special Reports and Services.

                           (i) Fund Accountant may provide additional special reports upon the request of the Trust or a Fund's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

                           (ii) Fund Accountant may provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

                  (c) Additional Accounting Services. Fund Accountant shall also perform the following additional accounting services for each Fund:

                           (i) Provide monthly a download (and hard copy thereof) of the financial statements described below, upon request of the Trust. The download will include the following items:

                                        Statement of Assets and Liabilities;
                                        Statement of Operations;
                                        Statement of Changes in Net Assets; and
                                        Condensed Financial Information.


                           (ii)     Provide accounting information for the
                                    following:

                                    (A)      federal and state income tax
                                             returns and federal excise tax
                                             returns;

                                    (B)      the Trust's semi-annual reports
                                             with the Securities and Exchange
                                             Commission ("SEC") on Form N-SAR,

                                    (C)      the Trust's annual, semi-annual and
                                             quarterly (if any) shareholder
                                             reports;

                                    (D)      registration statements on Form
                                             N-lA and other filings relating to
                                             the registration of shares;

                                    (E)      the Administrator's monitoring of
                                             the Trust's status as a regulated
                                             investment company under Subchapter
                                             M of the Internal Revenue Code, as
                                             amended;

                                    (F)      annual audit by the Trust's
                                             auditors; and

                                    (G)      examinations performed by the SEC.

     2.  Subcontracting.

Fund Accountant may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Fund Accountant shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Fund Accountant shall be responsible, to the extent provided in
Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

     3.  Compensation.

         During the term of this Agreement, the Trust shall pay Fund Accountant for the services to be provided by Fund Accountant under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto, as such Schedule may be amended from time to time.

     4.  Reimbursement of Expenses.

         In addition to paying Fund Accountant the fees described in Section 3 hereof, the Trust agrees to reimburse Fund Accountant for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

         (a) All freight and other delivery and bonding charges incurred by Fund Accountant in delivering materials to and from the Trust;

         (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Fund Accountant in communication with the Trust, the Trust's investment advisor or custodian, dealers or others as required for Fund Accountant to perform the services to be provided hereunder;

         (c) The cost of obtaining security market quotes pursuant to Section l(b)(ii) above;

         (d) The cost of microfilm or microfiche of records or other materials;

         (e) Any expenses Fund Accountant shall incur at the written direction of an officer of the Trust thereunto duly authorized; and

         (f) Any additional expenses reasonably incurred by Fund Accountant in the performance of its duties and obligations under this Agreement.

     5.  Effective Date.

         This Agreement shall become effective with respect to a Fund as of the date first written above or, if a particular Fund is not in existence on that date, on the date such Fund commences operation (the "Effective Date").

     6.  Term.

         This Agreement shall commence on December 1, 1999 and shall remain in effect through December 31, 2001 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by provision of 60 days advance written notice of termination during any Rollover Period, (iii) by mutual agreement of the parties or (iv) for "cause," as defined below, upon the provision of 45 days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided within 60 days following the Initial Term or any Rollover Period in order to avoid automatic renewal. In the event such notice is provided in a timely manner, this Agreement shall terminate 180 days after such notice, if given following the Initial Term, or 60 days after such notice, if given following a Rollover Period.

         After such termination for so long as Fund Accountant, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Fund Accountant and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Fund Accountant shall be entitled to collect from the Trust, in addition to the compensation described under Section 3 hereof, the amount of all of Fund Accountant's reasonable cash disbursements for services in connection with Fund Accountant's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, Fund Accountant shall remain obligated to provide the Trust with reasonable access to any Trust documents or records remaining in its possession. If requested by the Trust, Fund Accountant shall deliver such documents or records, or copies thereof, to the Trust or its designee for a reasonable fee.

         For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) multiple negligent acts on the part of the party to be terminated which in the aggregate constitute a serious failure to perform satisfactorily that party's obligations hereunder; (c) a final, non-appealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (d) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (e) a service standard deficiency, as defined in Schedule A.

         If the Trust terminates this Agreement other than as provided in the first paragraph of this Section 6, then the Trust shall make a one-time cash payment, as liquidated damages, to Fund Accountant equal to the balance due Fund Accountant for the remainder of the then current term of this Agreement, assuming for purposes of calculation of the payment that the asset level of the Trust on the date the Agreement is terminated will remain constant for the balance of the then current contract term.

         7.       Standard of Care: Reliance on Records and Instructions:
                  Indemnification.

         Fund Accountant shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by Fund Accountant in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties hereunder. The Trust agrees to indemnify and hold harmless Fund Accountant, its employees, agents, directors and officers from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way relating to Fund Accountant's actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to Fund Accountant by a duly authorized representative of the Trust; provided that this indemnification shall not apply to actions or omissions of Fund Accountant in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, Fund Accountant shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of Fund Accountant.

         Any person even though also an officer, director, employee or agent of Fund Accountant, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to the Trust or to any Fund, or acting on any business of the Trust or of any Fund (other than services or business in connection with Fund Accountant's duties hereunder) to be rendering such services to or acting solely for the Trust or the Fund and not as an officer, director, employee or agent or one under the control or direction of Fund Accountant even though paid by Fund Accountant.

         8.       Record Retention and Confidentiality.

         Fund Accountant shall keep and maintain on behalf of the Trust all books and records which the Trust and Fund Accountant is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Fund Accountant further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process. Fund Accountant agrees to surrender promptly such books and records on the Trust's request.

         9.       Uncontrollable Events.

         Fund Accountant assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Fund Accountant shall, however, be obligated to design and institute reasonable procedures to prevent or limit any such damages, loss of data, delay or other losses.

         10.      Rights of Ownership.

         All computer programs and procedures developed to perform services required to be provided by Fund Accountant under this Agreement are the property of Fund Accountant. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         11.      Representations of the Trust.

         The Trust certifies to Fund Accountant that: (1) as of the close of business on the Effective Date, each Fund that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

12.      Representations of Fund Accountant.

         Fund Accountant represents and warrants that: (1) the various procedures and systems which Fund Accountant has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the records, and other data of the Trust and Fund Accountant's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by Fund Accountant and, when executed and delivered by Fund Accountant, will constitute a legal, valid and binding obligation of Fund Accountant, enforceable against Fund Accountant in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         13.      Insurance.

         Fund Accountant shall notify the Trust should any of Fund Accountant's insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. Fund Accountant shall notify the Trust of any material claims against Fund Accountant with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Fund Accountant under its insurance coverage.

         14.      Information to be Furnished by the Trust and Funds.

                  The Trust has furnished to Fund Accountant the following:

                  (a) Copies of the Declaration of Trust of the Trust and any amendments thereto, certified by the proper official of the state in which such document has been filed.

                  (b)      Copies of the following documents:

                           (i)      The Trust's By-Laws and any amendments
                                    thereto; and

                           (ii) Certified copies of resolutions of the Board of Trustees covering the approval of this Agreement and authorization of a specified officer of the Trust to execute and deliver this Agreement.

                  (c)      A list of all the officers of the Trust.

                  (d) Two copies of the Prospectuses and Statements of Additional Information for each Fund.

         15.      Information Furnished by Fund Accountant.

                  (a) Fund Accountant has furnished to the Trust the following:

                           (i)      Fund Accountant's Articles of Incorporation;
                                    and

                           (ii) Fund Accountant's By-Laws and any amendments thereto.

                  (b) Fund Accountant shall, upon request, furnish certified copies of corporate actions covering the following matters:

                           (i)      Approval of this Agreement, and
                                    authorization of a specified officer of Fund
                                    Accountant to execute and deliver this
                                    Agreement; and

                           (ii) Authorization of Fund Accountant to act as fund accountant for the Trust and to provide accounting services for the Trust.

         16.      Amendments to Documents.

         The Trust shall furnish Fund Accountant written copies of any amendments to, or changes in, any of the items referred to in Section 14 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Trust which might have the effect of changing the procedures employed by Fund Accountant in providing the services agreed to hereunder or which amendment might affect the duties of Fund Accountant hereunder unless the Trust first obtains Fund Accountant's approval of such amendments or changes.

         17.      Compliance with Law.

         The Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust in compliance with all applicable requirements of the Securities Act of 1933, as amended, the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction, except for any noncompliance caused by the actions of Fund Accountant and its affiliates or based upon information provided by Fund Accountant and its affiliates. Fund Accountant shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares.

         18.      Notices.

                  Any notice provided hereunder shall be sufficiently given when sent to the party required to be served with such notice, at the following address:

         Fund Accountant:

                  Old Kent Securities Corporation
                  250 Monroe Avenue, Suite 400
                  Grand Rapids, Michigan 49503
                  Facsimile number (616) 771-0268

         The Trust:

                  The Kent Funds
                  3435 Stelzer Road
                  Columbus, Ohio 43219
                  Facsimile number (614) 470-8715

or at such other address or facsimile number as such party may from time to time specify in writing to the other party pursuant to this Section. All notices or other communications permitted or required hereunder shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth above or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth above or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

         19.      Headings.

         Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         20.      Assignment.

                  This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         21.      Amendments.

                  No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

         22.      Multiple Originals.

                  This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         23.      Governing Law.

                  This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Michigan.

         24.      Confidentiality.

                  Fund Accountant agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Fund Accountant may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         25.      Matters Relating to the Trust as a Massachusetts Business
                  Trust.

                  The names "The Kent Funds" and "Trustees of The Kent Funds" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 9, 1986 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Kent Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                 THE KENT FUNDS


                                 By: /s/ James F. Duca, II
                                     ----------------------------------
                                       Name:  James F. Duca, II
                                       Title:  President

                                 OLD KENT SECURITIES CORPORATION

                                 By: /s/ Mark S. Crouch
                                     ----------------------------------
                                       Name:  Mark Crouch
                                       Title:  President

                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                             BETWEEN THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION

                                SERVICE STANDARDS


Pursuant to Section I of this Agreement, Fund Accountant has agreed to perform the services described in this Agreement in accordance with the service standards set forth in this Schedule A. Such standards are contained on the pages attached hereto. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

Each of the service standards will be monitored by a Quality Assurance team. In the event Fund Accountant fails to meet a service standard in any particular month, Fund Accountant agrees to take appropriate corrective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which Fund Accountant's failure to meet a service standard was due to circumstances beyond its control.

In the event Fund Accountant fails to meet a particular service standard (except for any failure due to circumstances beyond its control) in two consecutive months, the fee payable to Fund Accountant hereunder shall be reduced by one percent (1%) or such lower amount as the parties shall agree upon for the second of those two months. If such failure occurs in three consecutive months, the fee payable to Fund Accountant hereunder shall be reduced by one and one-half percent (1.5%) or such lower amount as the parties shall agree upon for the third of those three months.

In the event Fund Accountant fails to meet a particular service standard (except for any failure due to circumstances beyond its control) for any three months within a six-month period, such failure shall be deemed to be a service standard deficiency for purposes of the "cause" definition set forth in Section 6 of this Agreement






                                    - A-1 -

                 OLD KENT SECURITIES CORPORATION/THE KENT FUNDS

                               SERVICING STANDARDS

------------------------------------------------------------ ---------------------------------------------------------
ITEM                                                         STANDARD
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
TRANSFER AGENCY (PROCESSING):
------------------------------------------------------------ ---------------------------------------------------------
New Account Set-up
     Timeliness                                              100% processed same day
     Accuracy                                                98%
------------------------------------------------------------ ---------------------------------------------------------
Financial Quality Rate
      Timeliness                                             100% processed same day
      Accuracy                                               98%
------------------------------------------------------------ ---------------------------------------------------------
Maintenance Items
     Non-financial                                           5 business days
------------------------------------------------------------ ---------------------------------------------------------
Not in good order items                                      Call out next business day
------------------------------------------------------------ ---------------------------------------------------------
Research received by phone or mail                           100% completed within 5 business days from day of
                                                             receipt
------------------------------------------------------------ ---------------------------------------------------------
TRANSFER AGENCY (PHONES):
------------------------------------------------------------ ---------------------------------------------------------
Abandonment Rate                                             3% or less
------------------------------------------------------------ ---------------------------------------------------------
Average Speed of answers                                     20 seconds or less
------------------------------------------------------------ ---------------------------------------------------------
Service level                                                85% of calls will be answered in 20 seconds or less
------------------------------------------------------------ ---------------------------------------------------------
TRANSFER AGENCY(PRINT/MAIL):
------------------------------------------------------------ ---------------------------------------------------------
Quarterly Statements                                         Five business days
------------------------------------------------------------ ---------------------------------------------------------
Daily Confirms                                               T + 2
------------------------------------------------------------ ---------------------------------------------------------
Checks                                                       T + 1
------------------------------------------------------------ ---------------------------------------------------------
TRANSFER AGENCY (FULFILLMENT):                               within 48 hours
------------------------------------------------------------ ---------------------------------------------------------
FUND ACCOUNTING/CUSTODY:
------------------------------------------------------------ ---------------------------------------------------------
NAV Calculation Accuracy                                     Accurate 98% of time
------------------------------------------------------------ ---------------------------------------------------------
Daily Bulletin                                               98% delivered by 6:30 p.m.
------------------------------------------------------------ ---------------------------------------------------------
Cash Availability                                            98% delivered by 9:30 a.m.
------------------------------------------------------------ ---------------------------------------------------------
Position Reconciliation                                      Detailed security position reconciliation weekly
------------------------------------------------------------ ---------------------------------------------------------
FUND ADMINISTRATION:
------------------------------------------------------------ ---------------------------------------------------------
Portfolio Compliance Reviews                                 Monthly
------------------------------------------------------------ ---------------------------------------------------------
Financial Reports                                            Printed and mailed within sixty days fiscal year end,
                                                             or 60 days fiscal semi-annual
------------------------------------------------------------ ---------------------------------------------------------
Prospectus Updates                                           Prepared and printed within five days of the effective
                                                             date of the Registration Statement
------------------------------------------------------------ ---------------------------------------------------------
Review of accruals                                           Monthly
------------------------------------------------------------ ---------------------------------------------------------





                                    - A-2 -

                                   SCHEDULE B
                        TO THE FUND ACCOUNTING AGREEMENT
                             BETWEEN THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION

                                      FEES


The Trust will pay Fund Accountant on the first business day of each month, or at such time(s) as Fund Accountant shall request and the parties hereto shall agree, a fee computed daily at the annual rate of one and one-half one-hundredths of one percent (.015%) of the Trust's average daily net assets. The fee payable by the Trust hereunder shall be allocated to each Fund based upon its pro rata share of the total fee payable hereunder. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund. Fund Accountant may agree, from time to time, to waive fees payable under this Agreement. Such waiver shall be at Fund Accountant's sole discretion. All Funds that are created after the effective date of this Agreement shall be subject to a per Fund annual minimum fee of $5,000. With respect to any class of shares (other than Trust Investment Shares or Institutional Shares) that is created after the effective date of this Agreement in a Fund in existence on the date hereof or in a Fund established after the date hereof, the fee paid by such Fund that is allocated to such class shall be subject to an annual minimum of $10,000.






                                    - B-1 -